Exhibit 99.1

Gold Horse Describes Residential Construction Project Commencing in July

HOHHOT, China, (date) /PRNewswire-Asia/ -- July 14, 2010 - Gold Horse International, Inc., (OTC Bulletin Board:GHII.ob - News) ("Gold Horse" or "the Company"), a diversified China-based construction company that also controls and operates a real estate development business and a hotel and restaurant/banquet facility in Inner Mongolia, announced that the Company will start construction on the Jiari Residential Building, another phase of four new residential development projects expected to generate combined revenues exceeding $98 million.

CEO Liankuan Wang explained: “In July 2010, we should begin the construction of building no. 6 of the Procuratorate Housing Estates (Jiari Residential Building), which consists of a construction area of 38,000 square meters and is expected to be completed in October 2011, with estimated revenues of $22 million. We will sell units to individual home buyers.

“Based on historical events, we believe that real estate development in Hohhot, Inner Mongolia, as a third-tier city, and its surrounding areas will remain strong and should not feel the effects of the slower real estate markets occurring in tier-one cities such as Beijing and Shanghai. Our goal is to become one of the most prominent construction and real estate development companies in Western China,” concluded Mr. Yang

To underscore Mr. Yang’s assessment, The People’s Daily reported: “As with much of China, economic growth has led to a boom in construction, including new commercial development and large apartment complexes. The nominal GDP of Inner Mongolia in 2009 was 970 billion yuan (US$142 billion), a growth of 16.9% from 2008, with an average annual increase of 20% from the period 2003-2007.”

About Gold Horse International, Inc.

Gold Horse International, Inc., through its wholly owned subsidiaries, Gold Horse International, Inc. (Nevada) and Global Rise International Ltd., controls and operates Inner Mongolia Jin Ma Construction Co., Ltd., Inner Mongolia Jin Ma Hotel Co., Ltd., and Inner Mongolia Jin Ma Real Estate Development Co., Ltd., all based in Hohhot, the regional capital of Inner Mongolia Autonomous Region in China. Jin Ma Construction has been providing construction and general contractor services in Hohhot to both private developers and to the local and regional governments since 1980. Jin Ma Hotel owns, operates and manages the Jin Ma Hotel, a full-service, two-star hotel and restaurant/banquet facility located in Hohhot. Jin Ma Real Estate develops residential and commercial properties in Hohhot. For more information on the Company, visit http://www.goldhorseinternational.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes”, “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties such as cost overruns, lack of materials, projected earnings not realized and other risks of construction that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (http://www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Gold Horse International, Inc.

Mr. Adam Wasserman, CFO

Phone: +1-800-867-0078 x702

Email: adamw@cfooncall.com